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                                                                  EXECUTION COPY







                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



                                      among


                           SUN HEALTHCARE GROUP, INC.,

                        NECTARINE ACQUISITION CORPORATION

                                       and

                              CONTOUR MEDICAL, INC.




                          Dated as of February 17, 1997


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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01.  CERTAIN DEFINED TERMS. . . . . . . . . . . . . . . . . .   2


                                   ARTICLE II

                                   THE MERGER

     SECTION 2.01.  THE MERGER . . . . . . . . . . . . . . . . . . . . . . .   9
     SECTION 2.02.  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 2.03.  EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 2.04.  EFFECT OF THE MERGER . . . . . . . . . . . . . . . . . .  10
     SECTION 2.05.  ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND
                      OFFICERS OF SURVIVING CORPORATION. . . . . . . . . . .  10


                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 3.01.  CONVERSION OF SECURITIES . . . . . . . . . . . . . . . .  11
     SECTION 3.02.  EXCHANGE OF SHARES OTHER THAN TREASURY SHARES AND
                      DISSENTING SHARES. . . . . . . . . . . . . . . . . . .  12
     SECTION 3.03.  STOCK TRANSFER BOOKS . . . . . . . . . . . . . . . . . .  13
     SECTION 3.04   NO FRACTIONAL SHARE CERTIFICATES . . . . . . . . . . . .  14
     SECTION 3.05   OPTIONS AND WARRANTS TO PURCHASE COMPANY COMMON STOCK. .  14
     SECTION 3.06   CERTAIN ADJUSTMENTS. . . . . . . . . . . . . . . . . . .  15
     SECTION 3.07   UNDISTRIBUTED AMOUNTS. . . . . . . . . . . . . . . . . .  15
     SECTION 3.08   DISSENTING SHARES. . . . . . . . . . . . . . . . . . . .  15


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


                                        i
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     SECTION 4.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES . . . . . .  16
     SECTION 4.02.  ARTICLES OF INCORPORATION AND BYLAWS . . . . . . . . . .  17
     SECTION 4.03.  CAPITALIZATION . . . . . . . . . . . . . . . . . . . . .  17
     SECTION 4.04.  AUTHORITY RELATIVE TO THIS AGREEMENT . . . . . . . . . .  18
     SECTION 4.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS . . . . . . .  19
     SECTION 4.06.  PERMITS; COMPLIANCE WITH LAWS. . . . . . . . . . . . . .  20
     SECTION 4.07.  SEC FILINGS; FINANCIAL STATEMENTS. . . . . . . . . . . .  21
     SECTION 4.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . . . . . .  22
     SECTION 4.09.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS. . . . . . . . . .  23
     SECTION 4.10.  CERTAIN TAX MATTERS. . . . . . . . . . . . . . . . . . .  26
     SECTION 4.11.  CONTRACTS; DEBT INSTRUMENTS. . . . . . . . . . . . . . .  26
     SECTION 4.12.  LITIGATION . . . . . . . . . . . . . . . . . . . . . . .  27
     SECTION 4.13.  ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . .  27
     SECTION 4.14.  INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . .  27
     SECTION 4.15.  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .  28
     SECTION 4.16.  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . .  29
     SECTION 4.17.  PROPERTIES . . . . . . . . . . . . . . . . . . . . . . .  29
     SECTION 4.18.  RULE 145 AFFILIATES. . . . . . . . . . . . . . . . . . .  30
     SECTION 4.19.  BROKERS. . . . . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 4.20.  CERTAIN BUSINESS PRACTICES . . . . . . . . . . . . . . .  30
     SECTION 4.21.  TRANSACTION EXPENSES . . . . . . . . . . . . . . . . . .  30
     SECTION 4.22.  INTERESTED PARTY TRANSACTIONS. . . . . . . . . . . . . .  30
     SECTION 4.23.  STATE TAKEOVER STATUTES. . . . . . . . . . . . . . . . .  30


                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     SECTION 5.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES . . . . . .  31
     SECTION 5.02.  CERTIFICATE OF INCORPORATION AND BYLAWS. . . . . . . . .  32
     SECTION 5.03.  CAPITALIZATION . . . . . . . . . . . . . . . . . . . . .  32
     SECTION 5.04.  AUTHORITY RELATIVE TO THIS . . . . . . . . . . . . . . .  33
     SECTION 5.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS . . . . . . .  33
     SECTION 5.06.  PERMITS; COMPLIANCE WITH LAWS. . . . . . . . . . . . . .  34
     SECTION 5.07.  SEC FILINGS; FINANCIAL STATEMENTS. . . . . . . . . . . .  36
     SECTION 5.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . . . . . .  37
     SECTION 5.09.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS. . . . . . . . . .  37
     SECTION 5.10.  CERTAIN TAX MATTERS. . . . . . . . . . . . . . . . . . .  38


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     SECTION 5.11.  CONTRACTS; DEBT INSTRUMENTS. . . . . . . . . . . . . . .  38
     SECTION 5.12.  LITIGATION . . . . . . . . . . . . . . . . . . . . . . .  39
     SECTION 5.13.  ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . .  39
     SECTION 5.14.  INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . .  39
     SECTION 5.15.  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 5.16.  BROKERS. . . . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 5.17.  CERTAIN BUSINESS PRACTICES . . . . . . . . . . . . . . .  40


                                   ARTICLE VI

                                    COVENANTS

     SECTION 6.01.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING .  41
     SECTION 6.02.  CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING. . . .  44
     SECTION 6.03.  NOTICES OF CERTAIN EVENTS. . . . . . . . . . . . . . . .  45
     SECTION 6.04.  ACCESS TO INFORMATION; CONFIDENTIALITY . . . . . . . . .  45
     SECTION 6.05.  NO SOLICITATION OF TRANSACTIONS. . . . . . . . . . . . .  46
     SECTION 6.06.  LETTERS OF ACCOUNTANTS . . . . . . . . . . . . . . . . .  46
     SECTION 6.07.  SUBSEQUENT FINANCIAL STATEMENTS. . . . . . . . . . . . .  47
     SECTION 6.08.  CONTROL OF OPERATIONS. . . . . . . . . . . . . . . . . .  47
     SECTION 6.09.  FURTHER ACTION; CONSENTS; FILINGS. . . . . . . . . . . .  47


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     SECTION 7.01.  REGISTRATION STATEMENT; PROXY STATEMENT. . . . . . . . .  48
     SECTION 7.02.  STOCKHOLDERS' MEETINGS . . . . . . . . . . . . . . . . .  50
     SECTION 7.03.  RULE 145 AFFILIATES. . . . . . . . . . . . . . . . . . .  51
     SECTION 7.04.  DIRECTORS' AND OFFICERS' INDEMNIFICATION . . . . . . . .  51
     SECTION 7.05.  NO SHELF REGISTRATION. . . . . . . . . . . . . . . . . .  51
     SECTION 7.06.  PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . . . . . .  52
     SECTION 7.07.  STOCK EXCHANGE LISTING . . . . . . . . . . . . . . . . .  52
     SECTION 7.08.  BLUE SKY . . . . . . . . . . . . . . . . . . . . . . . .  52
     SECTION 7.09.  COMPANY STOCK OPTIONS. . . . . . . . . . . . . . . . . .  52


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                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

     SECTION 8.01.  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO
                      CONSUMMATE THE MERGER. . . . . . . . . . . . . . . . .  53
     SECTION 8.02.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY . . . . . .  54
     SECTION 8.03.  CONDITIONS TO THE OBLIGATIONS OF PARENT. . . . . . . . .  55


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 9.02.  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . .  57
     SECTION 9.03.  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . .  58
     SECTION 9.04.  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . .  58
     SECTION 9.05.  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .  58


                                    ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.01.  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . .  59
     SECTION 10.02.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . .  59
     SECTION 10.03.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . .  60
     SECTION 10.04.  ASSIGNMENT; BINDING EFFECT; BENEFIT . . . . . . . . . .  60
     SECTION 10.05.  INCORPORATION OF EXHIBITS . . . . . . . . . . . . . . .  60
     SECTION 10.06.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . .  60
     SECTION 10.07.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . .  61
     SECTION 10.08.  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . .  61
     SECTION 10.09.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . .  61
     SECTION 10.10.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . .  61


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), NECTARINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Nevada ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and CONTOUR MEDICAL, INC., a corporation organized and existing under the laws of the State of Nevada (the "COMPANY");


                              W I T N E S S E T H:

          WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective stockholders to combine the respective businesses of Parent and the Company by means of a merger (the "MERGER") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Nevada (the "GENERAL CORPORATION LAW");

          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, Parent has entered into a stock option and proxy agreement substantially in the form attached hereto as EXHIBIT 1.00(a), dated as of the date hereof (the "STOCKHOLDER STOCK OPTION AND PROXY AGREEMENT"), with Retirement Care Associates, Inc., a corporation organized and existing under the laws of the State of Colorado ( "PRINCIPAL STOCKHOLDER"), pursuant to which Principal Stockholder has granted to Parent an option to purchase from Principal Stockholder, and a proxy to vote, all of the shares of Company Capital Stock (as hereinafter defined) held by Principal Stockholder, all upon the terms and subject to the conditions set forth therein;

          WHEREAS, concurrently with the execution of this Agreement, Parent, Principal Stockholder and Peach Acquisition Corporation, a Colorado corporation and a direct wholly owned subsidiary of Parent ("RCA MERGER SUB"), have entered into an Agreement and Plan of Merger and Reorganization (the "RCA MERGER AGREEMENT") pursuant to which RCA Merger Sub will be merged with and into Principal Stockholder (the "RCA MERGER"), all upon the terms and subject to the conditions set forth therein; and

          WHEREAS, for financial reporting purposes, it is intended that the Merger be accounted for as a purchase under applicable United States accounting rules and the accounting standards of the United States Securities and Exchange Commission (the "SEC");


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                                        2

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. CERTAIN DEFINED TERMS. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to equally applicable to the singular and plural number of the terms so defined, unless the context otherwise requires):

          "AFFILIATE" shall have the meaning specified in rule 144 promulgated under the Securities Act.

          "AGREEMENT" shall have the meaning specified in the preamble to this Agreement.

          "ARTICLES OF MERGER" shall have the meaning specified in Section 2.03.

          "BENEFICIAL OWNER" shall mean, with respect to any shares of capital stock, a person who shall be deemed to be the beneficial owner of such shares
(i) which such person or any of its affiliates or associates (as such term is defined in rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or
(iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares of capital stock.

          "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

          "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any


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                                        3

payment is due, any day on which banks are not required or authorized by law, regulation or executive order to close in New York, New York.

          "CASH DEPOSIT" shall have the meaning specified in Section 3.05.

          "CLOSING" shall have the meaning specified in Section 2.02.

          "CLOSING DATE MARKET PRICE" shall mean the average of the last reported sales prices of one share of Parent Common Stock on the NYSE during the period of the 20 most recent trading days ending on the Determination Date.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

          "COMMON EXCHANGE RATIO" shall have the meaning specified in
Section 3.01(a).

          "COMPANY" shall have the meaning specified in the preamble to this Agreement.

          "COMPANY 1996 10-K" shall have the meaning specified in Section 4.02.

          "COMPANY AFFILIATE AGREEMENT" shall have the meaning specified in
Section 7.05(a).

          "COMPANY BENEFIT PLANS" shall have the meaning specified in
Section 4.09(a).

          "COMPANY CAPITAL STOCK" shall mean the Company Common Stock and the Series A Preferred Stock.

          "COMPANY COMMON STOCK" shall mean the Common Stock par value $0.001 per share, of the Company.

          "COMPANY CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of November 12, 1996, between Parent and Principal Stockholder.

          "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement and forming a part hereof.

          "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company and the Company Subsidiaries that is, or could reasonably be


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                                        4

expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole.

          "COMPANY MATERIAL CONTRACT" shall have the meaning specified in
Section 4.11.

          "COMPANY PERMITS" shall have the meaning specified in Section 4.06(a).

          "COMPANY REPORTS" shall have the meaning specified in Section 4.07(a).

          "COMPANY STOCKHOLDERS' MEETING" shall have the meaning specified in
Section 7.01(a).

          "COMPANY STOCK OPTION" shall have the meaning specified in
Section 3.06.

          "COMPANY STOCK PLANS" shall mean the Company's Non-Qualified Stock Bonus Plan and the Company's 1996 Stock Option Plan.

          "COMPANY SUBSIDIARIES" shall have the meaning specified in
Section 4.01.

          "COMPETING TRANSACTION" shall mean any of the following involving the Company, as the case may be (other than the Merger contemplated by this Agreement):

             (i) any merger, consolidation, share exchange, business combination or other similar transaction;

             (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15 percent or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

             (iii) any tender offer or exchange offer for 15 percent or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith;

             (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 15 percent or more of the outstanding voting securities of such party;


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                                        5

             (v) any solicitation in opposition to the approval of this Agreement by the stockholders of the Company; or

             (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          "CONFIDENTIALITY AGREEMENTS" shall mean the Parent Confidentiality Agreement and the Company Confidentiality Agreement.

          "COSTS" shall have the meaning specified in Section 7.04(d).

          "DELAWARE GENERAL CORPORATION LAW" shall mean the General Corporation Law of the State of Delaware.

          "DETERMINATION DATE" shall mean the fifth business day prior to the date on which the Effective Time is expected to occur.

          "DISSENTING SHARES" shall have the meaning specified in Section 3.09.

          "$" shall mean United States Dollars.

          "EFFECTIVE TIME" shall have the meaning specified in Section 2.03.

          "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

          "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          "EXCHANGE AGENT" shall have the meaning specified in Section 3.03.


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                                        6

          "EXCHANGE FUND" shall have the meaning specified in Section 3.03.

          "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates, but excluding any allocation of overhead) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of shareholder approvals, the filing of HSR Act notice, if any, and all other matters related to the closing of the Merger.

          "GENERAL CORPORATION LAW" shall have the meaning specified in the recitals to this Agreement.

          "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

          "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

          "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

          "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

          "INDEMNIFIED PARTIES" shall have the meaning specified in
Section 7.04(d).

          "IRS" shall mean the United States Internal Revenue Service.

          "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

          "MEDICAID" shall have the meaning specified in Section 4.06(a).


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                                        7

          "MERGER" shall have the meaning specified in the recitals to this Agreement.

          "MERGER SUB" shall have the meaning specified in the preamble to this Agreement.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "PARENT" shall have the meaning specified in the preamble to this Agreement.

          "PARENT 1995 10-K" shall have the meaning specified in Section 5.02.

          "PARENT AFFILIATE AGREEMENT" shall have the meaning specified in
Section 7.03(b).

          "PARENT BENEFIT PLANS" shall have the meaning specified in
Section 5.09(a).

          "PARENT COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of Parent.

          "PARENT CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of December 20, 1996, between Parent and Principal Stockholder.

          "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement and forming a part hereof.

          "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries taken as a whole.

          "PARENT MATERIAL CONTRACT" shall have the meaning specified in
Section 5.11.

          "PARENT PERMITS" shall have the meaning specified in Section 5.06(a).

          "PARENT PREFERRED STOCK" shall mean the preferred stock of Parent designated as "Series A Preferred Stock" pursuant to the certificate of designation of preferences of preferred shares of Parent filed with the Secretary of State of the State of Delaware on June 2, 1995.

          "PARENT REPORTS" shall have the meaning specified in Section 5.07(a).


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                                        8

          "PARENT RIGHTS" shall mean the preferred stock purchase rights issued pursuant to that certain Rights Agreement, as amended, dated as of June 2, 1995, between Parent and Boatmens' Trust Company (the "PARENT RIGHTS AGREEMENT").

          "PARENT STOCKHOLDERS' MEETING" shall have the meaning specified in
Section 7.01(a).

          "PARENT STOCK PLANS" shall mean Parent's 1993 Combined Incentive and Nonqualified Stock Option Plan, as amended, 1993 Directors Stock Option Plan, as amended, 1995 Non-Employee Directors' Stock Option Plan, 1996 Combined Incentive and Nonqualified Stock Option Plan, as amended, and 1997 Stock Incentive Plan and Employee Stock Purchase Plan.

          "PARENT SUBSIDIARIES" shall have the meaning specified in
Section 5.01.

          "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

          "PLEDGE AGREEMENT" shall mean the Pledge Agreement, dated as of January 10, 1997, by and between Parent and RCA.

          "PRESURRENDER DIVIDENDS" shall have the meaning specified in
Section 3.03.

          "PRINCIPAL STOCKHOLDER" shall have the meaning specified in the recitals to this Agreement.

          "PROXY STATEMENT" shall have the meaning specified in Section 7.01(a).

          "REGISTRATION STATEMENT" shall have the meaning specified in
Section 7.01(a).

          "REPRESENTATIVES" shall have the meaning specified in Section 6.05(a).

          "RULE 145 AFFILIATE" shall mean, with respect to any specified person, any other persons who are "affiliates" of such specified person within the meaning of rule 145 promulgated under the Securities Act.

          "SEC" shall have the meaning specified in the recitals to this Agreement.


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                                        9

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "SERIES A PREFERRED STOCK" shall mean the preferred stock of the Company designated as "Series A Convertible Preferred Stock" pursuant to Amendment Number Eight to Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on February 2, 1995.

          "STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT" shall have the meaning specified in the recitals to this Agreement.

          "SUBSIDIARY" shall mean, with respect to any person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          "SUPERIOR PROPOSAL" shall have the meaning specified in Section 6.06.

          "SURVIVING CORPORATION" shall have the meaning specified in
Section 2.01.

          "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

          "TERMINATING COMPANY BREACH" shall have the meaning specified in
Section 9.01(g).

          "TERMINATING PARENT BREACH" shall have the meaning specified in
Section 9.01(h).

          "U.S. GAAP" shall mean United States generally accepted accounting principles.

                                   ARTICLE II

                                   THE MERGER

          SECTION 2.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"). Parent may, at its option, elect to amend this Agreement to provide for a merger of Company with and into Merger Sub or Parent or one or more other affiliates of Parent (an "ALTERNATIVE MERGER"); PROVIDED, HOWEVER, that (i) any such Alternative Merger shall not adversely affect the tax or accounting treatment provided for herein and shall not materially delay consummation of the transactions contemplated hereby, (ii) in the event of any such election, the Company shall have the opportunity to update the Company Disclosure Schedule to reflect additional items that are required to be set forth therein only as a result of any differences between the Alternative Merger structure and that of the Merger and
(iii) Parent shall waive any failure to satisfy Section 8.03(a) or 8.03(b) to the extent such non-compliance results only from any differences between the Alternative Merger structure and that of the Merger.

          SECTION 2.02. CLOSING. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in
Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, unless another date, time or place is agreed to by the Company and Parent.

          SECTION 2.03. EFFECTIVE TIME. At the time of the Closing, the parties shall cause the Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Nevada in such form as required by, and executed in accordance with the relevant provisions of, the General Corporation Law (the date and time of such filing, or such later time as may be agreed by the parties hereto and specified in the Articles of Merger, being the "EFFECTIVE TIME").

          SECTION 2.04. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 2.05. ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. Unless otherwise agreed by the Company and Parent prior to the Effective Time, at the Effective Time:

             (a) the articles of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by Law and such articles of incorporation or bylaws;

             (b) the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal; and

             (c) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal.



                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          SECTION 3.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

             (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.01(c) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for, at the election of Parent, which election must be made prior to the date the Proxy Statement is mailed to the stockholders of the Company, clause (i) to be applicable in the absence of a timely election (the election of clause (ii) or (iii) being a "CASH ELECTION"), (i) that number of shares of Parent Common Stock (the "COMMON EXCHANGE RATIO") equal to the quotient of $8.50 and the Closing Date Market Price, (ii) $8.50, net in cash, without interest thereon, or (iii) a combination of shares of of Parent Common Stock (valued at the Closing Date Market Price) and cash with an aggregate value of $8.50;

             (b) Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred Stock to be cancelled pursuant to Section 3.01(c) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for, at the election of Parent (the selection of clause (ii) or (iii) being a "CASH ELECTION"), (i) that number of shares of Parent Common Stock equal to the quotient of $4.00 and the Closing Date Market Price, (ii) $4.00, net in cash, without interest thereon or (iii) a combination of shares of Parent Common Stock (valued at the Closing Date Market Price) and cash with an aggregate value of $4.00;

             (c) Each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

             (d) Each share of common stock, par value $.001 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          SECTION 3.02. EXCHANGE OF SHARES OTHER THAN TREASURY SHARES AND DISSENTING SHARES. Subject to the terms and conditions hereof, at or prior to the Effective Time, Parent shall appoint an exchange agent to effect the exchange of shares of Company Capital Stock (other than Dissenting Shares) for Parent Common Stock or cash, as the case may be, in accordance with the provisions of this Article III (the "EXCHANGE AGENT"). From time to time after the Effective Time, Parent shall deposit, or cause to be deposited, certificates representing Parent Common Stock for conversion of shares of Company Capital Stock (other than Dissenting Shares) or cash, as the case may be, in accordance with the provisions of Section 3.01 (such certificates or cash, together with any dividends or distributions with respect thereto, being herein referred to as the "EXCHANGE FUND"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing shares of Company Capital Stock (other than Dissenting Shares) may surrender the same to the Exchange Agent and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Parent. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Common Stock or cash into which the shares of Company Capital Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of
Section 3.01, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and any such shares of Parent Common Stock shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding shares of Company Capital Stock shall be deemed for all corporate purposes of Parent, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Parent Common Stock or cash into which the shares of Company Capital Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing shares of Company Capital Stock is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Parent Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing shares of Company Capital Stock, however, the record holder of the certificate or certificates representing shares of Parent Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Parent, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Parent Common Stock ("PRESURRENDER DIVIDENDS"). No interest shall be payable with respect to the payment of Presurrender Dividends upon the surrender of certificates theretofore representing shares of Company Capital Stock. After the appointment of the Exchange Agent shall have been terminated, such holders of Parent Common Stock which have not received payment of Presurrender Dividends shall look only to Parent for payment thereof. Notwithstanding the foregoing provisions of this
Section 3.02, risk of loss and title to such certificates representing shares of Company Capital Stock shall pass only upon proper delivery of such certificates to the Exchange Agent, and neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 3.03. In the event that this Agreement shall have been terminated pursuant to Section 9.01 hereof, the Company and Parent shall cause the Exchange Agent to use its commercially reasonable efforts to effect the prompt return of stock certificates representing shares of Company Capital Stock to the holders thereof.

          SECTION 3.03. STOCK TRANSFER BOOKS. (a) At the Effective Time, each of the stock transfer books of the Company with respect to shares of Company Capital Stock shall be closed, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Capital Stock that is not registered in the stock transfer records of the Company, at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and a cash payment in the amount of Presurrender Dividends, if any, in accordance with Section 3.02, if the certificate or certificates representing such shares of Company Capital Stock is or are surrendered as provided in Section 3.02, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

          (b) Notwithstanding anything to the contrary herein, certificates surrendered for exchange by any person constituting a Rule 145 Affiliate of the Company shall not be exchanged until Parent shall have received from such person an executed Company Affiliate Agreement, as provided in
Section 7.03.

          SECTION 3.04 NO FRACTIONAL SHARE CERTIFICATES. Unless Parent otherwise determines, no scrip or fractional share certificates for Parent Common Stock shall be issued upon the surrender for exchange of certificates evidencing shares of Company Capital Stock, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of the Surviving Corporation with respect to such fractional share interest. In lieu of fractional shares, each holder of shares of Company Capital Stock who, except for the provisions of this
Section 3.04, would be entitled to receive a fractional share of Parent Common Stock shall, upon surrender of the certificate or certificates representing shares of Company Capital Stock, be entitled to receive an amount in cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying (a) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Capital Stock held at the Effective Time by such holder) by (b) the closing price for a share of Parent Common Stock on the NYSE on the first business day immediately prior to the Effective Time. At or prior to the Effective Time, Parent shall pay to the Exchange Agent an amount in cash (the "CASH DEPOSIT") sufficient for the Exchange Agent to pay each holder of Company Capital Stock the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to this Section 3.04. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Capital Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of Company Capital Stock, subject to and in accordance with the terms of
Section 3.02. In no event shall either (i) the total cash consideration paid to holders of Company Capital Stock in lieu of fractional shares exceed one percent (1%) of the value of the total consideration issued to holders of Company Capital Stock in exchange for their Company Capital Stock or (ii) any holder of Company Capital Stock, directly or indirectly, receive cash in an amount equal to or greater than the value of one full share of Parent Company Stock.

          SECTION 3.05 OPTIONS AND WARRANTS TO PURCHASE COMPANY COMMON STOCK. At the Effective Time, each option or warrant granted by the Company to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Parent and converted into an option or warrant to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger):

             (a) the number of shares of Parent Common Stock to be subject to the new option or warrant shall be equal to the product of (i) the number of shares of Company Common Stock subject to the original option or warrant and (ii) the Common Exchange Ratio;

             (b) the exercise price per share of Parent Common Stock under the new option or warrant shall be equal to the quotient of (i) the exercise price per share of Company Common Stock under the original option or warrant divided by (ii) the Common Exchange Ratio; and

             (c) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Parent Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

          SECTION 3.06 CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period or the number of shares of Company Capital Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Sections), but excluding options permitted to be issued pursuant to Section 6.01(b) hereof, then, the exchange ratios established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to the holders of Company Capital Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

          SECTION 3.07 UNDISTRIBUTED AMOUNTS. Any portion of the Exchange Fund or the Cash Deposit which remains undistributed for six months after the Effective Time shall be delivered to Parent, and any holder of Company Capital Stock who has not theretofore complied with the provisions of this Article III shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock or any cash in lieu of fractional shares of Parent Common Stock and any Presurrender Dividends.

          SECTION 3.08  DISSENTING SHARES.  Notwithstanding any provision of
Section 3.01 hereof to the contrary, shares of Company Capital Stock which are held by holders of such shares who have not voted in favor of the Merger, who are entitled to dissent and who have delivered a written notice of intent to demand payment for such shares in the manner provided in Section 481 et seq. of the General Corporation Law ("DISSENTING SHARES"), shall not be converted into or exchanged for or represent the right to receive any shares of Parent Common Stock, unless such holder fails to perfect or effectively withdraws or loses such rights to payment. If, after the Effective Time, such holder fails to perfect or effectively withdraws or loses such right to payment, then such Dissenting Shares shall thereupon be deemed to have been converted into and exchanged pursuant to Section 3.01 hereof, as of the Effective Time, for the right to receive shares of Parent Common Stock issued in the Merger to which the holder of such shares of Company Capital Stock is entitled, without any interest thereon. The Company shall give Parent prompt notice of any notices and demands received by the Company for payment for shares of Company Capital Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Prior to the Effective Time, the Company shall establish an escrow account with a financial institution and the Company shall fund such escrow account with cash or cash equivalents in an amount sufficient to make all payments to holders of Dissenting Shares. Such escrow account shall survive the Merger. All payments to holders of Dissenting Shares shall be made out of such escrow account, and no such payments shall be made or otherwise funded by Parent.



                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Merger Sub that:

          SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Company and each directly and indirectly owned subsidiary of the Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) Section 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 4.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of the Company and the Company Subsidiaries, taken as a whole.

          SECTION 4.02. ARTICLES OF INCORPORATION AND BYLAWS. Except as set forth in Section 4.02 of the Company Disclosure Schedule, the copies of the Company's articles of incorporation and bylaws that are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (the "COMPANY 1996 10-K") are true, complete and correct copies thereof. Such articles of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws.

          SECTION 4.03. CAPITALIZATION. The authorized capital stock of the Company consists of 76,000,000 shares of Company Common Stock and 1,265,000 shares of preferred stock, all of which have been designated as Series A Preferred Stock. As of the date hereof (i) 7,996,793 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) no shares of Company Common Stock are held by the Company Subsidiaries, (iv) 905,250 shares of Company Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the Company Stock Plans, (v) 784,815 shares of Company Common Stock are reserved for future issuance pursuant to outstanding warrants to purchase shares of Company Common Stock, (vi) 194,250 shares of Company Common Stock are reserved for issuance upon conversion of the Series A Preferred Stock, (vii) 1,000,000 shares of Company Common Stock are reserved for issuance upon conversion of the Company's 9% Convertible Debentures and (viii) 185,000 shares of Series A Preferred Stock are issued and outstanding. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plans or pursuant to agreements or arrangements described in Section 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 4.03 of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of (w) the number of options and warrants to purchase Company Common Stock outstanding and the number of shares of Company Common Stock issuable thereunder, (x) the exercise price of each such outstanding stock option and warrant, (y) the vesting schedule of each such outstanding stock option and (z) the grantee or holder of each such option and warrant. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except in accordance with the terms of the Series A Preferred Stock, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

          SECTION 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock and Series A Preferred Stock entitled to vote with respect thereto at the Company Stockholders' Meeting, voting together as a single class and the filing and recordation of the Articles of Merger as required by the General Corporation Law). The execution and delivery of the Stockholders Stock Option and Proxy Agreement by Principal Stockholder and the consummation by Principal Stockholder of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the Stockholders Stock Option and Proxy Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected, individually or in the aggregate, (A) to have a Company Material Adverse Effect or (B) to prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any Governmental Entity, except (i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, if any, the filing and recordation of the Articles of Merger as required by the General Corporation Law, and as set forth in
Section 4.05(b) of the Company Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have a Company Material Adverse Effect or (B) to prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

          SECTION 4.06. PERMITS; COMPLIANCE WITH LAWS. (a) The Company and the Company Subsidiaries are in possession of (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.06(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any Company Permit, except any such Company Permit where such suspension or cancellation could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, since June 30, 1996, neither the Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) Except as disclosed on Section 4.06(b) of the Company Disclosure Schedule, since June 30, 1996, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured or marketed at any time by the Company or any of the Company Subsidiaries (the "COMPANY PRODUCTS"), other than a Company Third Party Product (as defined below), is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and no officer of the Company or any of the Company Subsidiaries knows of any such defect or failure. In the case of products which are produced or manufactured by third parties and are distributed by the Company or any of the Company Subsidiaries (the "COMPANY THIRD PARTY PRODUCTS"), to the knowledge of any of the officers of the Company or any of the Company Subsidiaries, there have been no written notices, citations or decisions by any governmental or regulatory body that any Company Third Party Product distributed at any time by the Company or any of the Company Subsidiaries is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and none of the officers of the Company or any of the Company Subsidiaries knows of any such defect or failure. The Company and each of the Company Subsidiaries has complied with the laws, regulations, policies, procedures and specifications applicable to the Company with respect to the design, manufacture, labelling, testing and inspection of Company Products in the United States and the operation of manufacturing facilities in the United States promulgated by the United States Food and Drug Administration (the "FDA"), and has complied with the laws, regulations, policies, procedures and specifications applicable to the Company or such Company Subsidiary, as applicable, in any jurisdiction outside the United States with respect to the design, manufacture, labelling, testing and inspection of Company Products and the operation of manufacturing facilities outside of the United States except for such non-compliance as would not have a Company Material Adverse Effect. Except as disclosed on Section 4.06(b) of the Company Disclosure Schedule, since June 30, 1996, there have been no recalls, field notifications or seizures ordered or, to the knowledge of any of the officers of the Company or any of its Subsidiaries, threatened by any such governmental or regulatory body with respect to any of the Company Products, other than Company Third Party Products, and neither the Company nor any of the Company Subsidiaries has independently engaged in recalls or field notifications. In the case of Company Third Party Products distributed by the Company or any of the Company Subsidiaries, neither Company nor any of the Company Subsidiaries has received any notices or any recalls, field notifications or seizures ordered or threatened by any such governmental or regulatory body with respect to any of such Company Third Party Products, and neither Company nor any of the Company Subsidiaries has independently engaged in recalls or field notifications. Except as set forth on
Exhibit 4.06(b) to the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has received, and to the knowledge of any of the officers of the Company or any of the Company Subsidiaries, there is no reasonable basis for, any warning letter or Section 305 notices from the FDA.

          (c) Except as set forth on Section 4.06(c)(i) of the Company Disclosure Schedule, the Company or one or more of the Company Subsidiaries has obtained, in all countries where the Company or such Company Subsidiary, as applicable, is marketing or has marketed the Company Products, all applicable licenses, registrations, approvals, clearances and authorizations required to be obtained by it by local, state or Federal agencies (including the FDA) in such countries regulating the safety, effectiveness and market clearance of the Company Products in such countries that are currently marketed by the Company or such Company Subsidiary, as applicable, except where the failure to obtain such licenses, registrations, approvals, clearances and authorizations would not have a Company Material Adverse Effect. Section 4.06(c)(ii) of the Company Disclosure Schedule sets forth a list of all licenses, registrations, approvals, permits and device listings relating to Company Products. Section 4.06(c)(iii) of the Company Disclosure Schedule sets forth a description of all inspections by regulatory authorities, recalls, product actions and audits of Company Products since
June 30, 1996.

          SECTION 4.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Except as disclosed in Section 4.07 of the Company Disclosure Schedule, the Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NYSE since June 30, 1994 through the date of this Agreement (collectively and as amended, the "COMPANY REPORTS") and (B) with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities. Each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Except as disclosed in Section 4.07 of the Company Disclosure Schedule, no Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entity.

           (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not have and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).

           (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of the Company and the Company Subsidiaries as reported in the

Company Reports, including the notes thereto, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1996 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          SECTION 4.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since
June 30, 1996, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.08 of the Company Disclosure Schedule or as disclosed in any Company Report filed since June 30, 1996, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and the Company Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by the Company,
(iii) any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Capital Stock or any redemption, purchase or other acquisition of any of the Company's securities or
(v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice.

          SECTION 4.09.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.
(a) Section 4.09(a) of the Company Disclosure Schedule lists (i) all employee benefit plans as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Seller or any of its affiliates and any employee of the Company or of any Company Subsidiary, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plans, the Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS) with respect to such Company Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is qualified under
Section 401(a) of the Code. Except as disclosed on Section 4.09(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

          (b) None of the Company Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of
Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary.

          (c) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. Except as set forth in
Section 4.09(c) of the Company Disclosure Schedule, with respect to the Company Benefit

Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No legal action, suit or claim is pending or threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course).

          (d) The Company on behalf of itself and all of the Company Subsidiaries hereby represents that, other than as disclosed in Section 4.09(d) of the Company Disclosure Schedule or where the failure of such representation to be true could not reasonably be expected to have, individual or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code or
Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust;
(ii) each trust maintained or contributed to by the Company or any Company Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status; (iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iv) neither the Company nor any Company Subsidiary has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability; (v) no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Company Benefit Plan; (vi) no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Company Benefit Plan subject to Title IV of ERISA; (vii) no Company Benefit Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; (viii) none of the assets of the Company or any Company Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Company Subsidiary has been required to post any security under
Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security; (ix) all contributions, premiums or payments required to be made with respect to any Company

Benefit Plan have been made on or before their due dates; (x) all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance; and
(xi) as of the Effective Time, no Company Benefit Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

          (e) Except as set forth in Section 4.09(e) of the Company Disclosure Schedule, to the Company's knowledge, the Company and the Company Subsidiaries are in compliance with the requirements of the Americans With Disabilities Act.

          (f) The Company and the Company Subsidiaries are in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and have no liabilities pursuant to WARN.

          (g) Except as set forth in Section 4.09(g) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage could not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Company Material Adverse Effect.

          (h) The Company has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of the Company and each Company Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of the Company and each Company Subsidiary with or relating to their respective employees or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary with or relating to their respective employees or consultants which contain "change of control" provisions.

          SECTION 4.10. CERTAIN TAX MATTERS. Except as disclosed in the Company Reports, neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. The Company is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under
Section 368 of the Code.

          SECTION 4.11. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in the Company Reports or in Section 4.11 of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (each, a "COMPANY MATERIAL CONTRACT"). Except as disclosed in the Company Reports or in Section 4.11 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Set forth in Section 4.11 of the Company Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and its subsidiaries as described in the notes to the financial statements incorporated in the Company 1996 10-K.

          SECTION 4.12. LITIGATION. Except as disclosed in the Company Reports or in Section 4.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, except as disclosed to Parent, to the knowledge of the Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Parent, the Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to the Company and the Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in the Company Reports or in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          SECTION 4.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Company Reports or in Section 4.13 of the Company Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of the Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither the Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company or any Company Subsidiary, in violation of any Environmental Law.

          SECTION 4.14.  INTELLECTUAL PROPERTY.  Except as set forth in
Section 4.14 of the Company Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of the Company and the Company Subsidiaries as currently conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 4.14 of the Company Disclosure Schedule lists all material licenses, sublicenses and other agreements to which the Company or any Company Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of the Company or any Company Subsidiary and (ii) the Company or any Company Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and software licenses) of a third party, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. Except as set forth in Section 4.14 of the Company Disclosure Schedule, the conduct of the respective businesses of the Company and the Company Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          SECTION 4.15. TAXES. The Company on behalf of itself and all of the Company Subsidiaries hereby represents that, other than as disclosed in Section 4.15(a) of the Company Disclosure Schedule or where the failure of such representation to be true could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse

Effect: (a) the Company and the Company Subsidiaries have filed all United States federal income tax and all other material tax returns required to be filed by them, and the Company and the Company Subsidiaries have paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves to the extent currently required in all material respects adequate for their payment; (b) neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of the Company Subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in all material respects adequate for their payment, and there are no requests for information currently outstanding that could affect the Taxes of the Company or any Company Subsidiaries; (c) neither the Company nor any of the Company Subsidiaries is currently being audited by any taxing authority; (d) there are no tax liens on any assets of the Company or any Company Subsidiary; (e) neither the Company nor any of the Company Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (f) the accruals and reserves for taxes reflected in the audited balance sheet as of June 30, 1996 included in the Company 1996 10-K are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles; (g) neither the Company nor any of the Company Subsidiaries is required to include in income any amount in respect of any adjustment under Section 481 of the Code; (h) neither the Company nor any of the Company Subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to Section 280G(b)(4) of the Code; (i) neither the Company nor any of the Company Subsidiaries owns any property of a character, the transfer of which would give rise to (x) a revaluation of such property for purposes of any AD VALOREM or similar tax, or (y) any documentary, stamp or other transfer tax; and (j) neither the Company nor any of the Company Subsidiaries has an "excess loss account" for purposes of the treasury regulations promulgated under Section 1502 of the Code. Within ten days after the date hereof, the Company and the Company Subsidiaries will make available to Parent or its legal counsel for inspection copies of all income and sales and use tax returns for all periods since the date of the Company's and the Company Subsidiaries' incorporation.

          SECTION 4.16. INSURANCE. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the Company and each Company Subsidiary is presently insured, and during each of the past five calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and the Company Subsidiaries provide adequate coverage against loss.

          SECTION 4.17. PROPERTIES. Except as set forth in Section 4.17 of the Company Disclosure Schedule or specifically described in the Company Reports, the Company and the Company Subsidiaries have good and marketable title, free and clear of all liens, the existence of which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company 1996 10-K as being owned by the Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

          SECTION 4.18. RULE 145 AFFILIATES. Section 4.18 of the Company Disclosure Schedule sets forth the name and address of each person who is, in the Company's reasonable judgment, a Rule 145 Affiliate of the Company.

          SECTION 4.19. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

          SECTION 4.20. CERTAIN BUSINESS PRACTICES. None of the Company, any Company Subsidiary or any directors, officers, agents or employees of the Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

          SECTION 4.21. TRANSACTION EXPENSES. Section 4.21 of the Company Disclosure Schedule sets forth the Company's current, good faith, itemized estimate of the fees and expenses the Company will incur in connection with consummating the Merger and the other transactions contemplated hereby.

          SECTION 4.22.  INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 4.22 of the Company Disclosure Schedule or in the Company Reports, since December 19, 1996, no executive officer, director or stockholder of the Company or any of the Company Subsidiaries has engaged in any business dealings with the Company or any of the Company Subsidiaries (other than any such business dealings that would not required to be disclosed in a proxy statement satisfying the requirements of Regulation 14A promulgated under the Exchange Act filed on the date hereof).

          SECTION 4.23. STATE TAKEOVER STATUTES. The board of directors of the Company has approved the Merger, this Agreement, the Stockholders Stock Option and Proxy Agreement, the Pledge Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stockholder Stock Option and Proxy Agreement, the Pledge Agreement and the transactions contemplated hereby and thereby the provisions of Sections 78.378 through 78-3793, inclusive, and Sections 78.411 through 78.444, inclusive of the General Corporation Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholder Stock Option and Proxy Agreement, the Pledge Agreement or the transactions contemplated hereby or thereby.


                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

          SECTION 5.0 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Parent, Merger Sub and each other subsidiary of Parent (the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent, Merger Sub and each other Parent

Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b) Section 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary and (ii) an indication of whether each Parent Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 5.01 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of Parent and the Parent Subsidiaries, taken as a whole.

          SECTION 5.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of Parent's certificate of incorporation and bylaws that are incorporated by reference as exhibits to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "PARENT 1995 10-K") are true, complete and correct copies thereof. Parent has heretofore furnished the Company with true, complete and correct copies of the articles of incorporation and bylaws of Merger Sub. Such certificate or articles of incorporation, as the case may be, and bylaws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate or articles of incorporation, as the case may be, or bylaws.

          SECTION 5.03. CAPITALIZATION. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, 1,000,000 of which have been designated as Parent Preferred Stock. As of the date hereof (i) 48,104,729 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 3,008,958 shares of Parent Common Stock are held in a Grantor Stock Trust, (iii) 2,030,116 shares of Parent Common Stock are held in the treasury of Parent, (iv) no shares of Parent Common Stock are held by the Parent Subsidiaries, (v) 3,334,547 shares of Parent Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the Parent Stock Plans, (vi) 500,000 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding warrants to purchase shares of Parent Common Stock, (vii) 3,814,102 shares of Parent Common Stock are reserved for issuance upon conversion of Parent's 6% Convertible Subordinated Debentures due 2004, (viii) 899,170 shares of Parent Common Stock are reserved for issuance upon conversion of Parent's 6-1/2% Convertible Subordinated

Debentures due 2003, (ix) no shares of Parent Preferred Stock are issued and outstanding and (x) 1,000,000 shares of Parent Preferred Stock are reserved for future issuance pursuant to the Parent Rights. As of the date hereof, there are no shares of preferred stock of Parent issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans, pursuant to the Parent Rights or pursuant to agreements or arrangements described in Section 5.03 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent, Merger Sub or any other Parent Subsidiary or obligating Parent, Merger Sub or any other Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent, Merger Sub or any other Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.03 of the Parent Disclosure Schedule, there are no material outstanding contractual obligations of Parent, Merger Sub or any other Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person.

          SECTION 5.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote with respect thereto at the Parent Stockholders' Meeting, if required, and the filing and recordation of the Articles of Merger as required by the General Corporation Law). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

          SECTION 5.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate or articles of incorporation, as the case may be, or bylaws of Parent or Merger Sub or any equivalent organizational documents of any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any other Parent Subsidiary is bound or affected or (iii) except as set forth in Section 5.05(a) of the Parent Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent, Merger Sub or any other Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected, individually or in the aggregate, (A) to have a Parent Material Adverse Effect or (B) to prevent or materially delay the performance by Parent or Merger Sub of its obligations pursuant to this Agreement or the consummation of the Merger.

          (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent or Merger Sub with or notification by Parent or Merger Sub to, any Governmental Entity, except (i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Articles of Merger as required by the General Corporation Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have a Parent Material Adverse Effect or (B) to prevent or materially delay the performance by Parent or Merger Sub of its obligations pursuant to this Agreement or the consummation of the Merger.

          SECTION 5.06. PERMITS; COMPLIANCE WITH LAWS. (a) Parent, Merger Sub and each other Parent Subsidiary is in possession of (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Parent, Merger Sub or any other Parent Subsidiary to own, lease and operate its properties or to store, distribute and market its products or otherwise to carry on its business as it is now being conducted and
(ii) agreements from all Federal, state, foreign and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the Medicare program, any applicable Medicaid program or any comparable foreign medical reimbursement program (collectively, the "PARENT PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in
Section 5.06(a) of the Parent Disclosure Schedule, all of Parent's facilities are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. None of Parent, Merger Sub or any other Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent, Merger Sub or any other Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any other Parent Subsidiary is bound or affected or (ii) any Parent Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Purchaser nor any Purchaser Subsidiary has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of Parent, threatened or imminent that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.06(a) of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions ,proceedings, investigations or surveys pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to result in (i) the loss or revocation of a Parent Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid program or
(ii) the suspension or cancellation of any other Parent Permit, except any such Parent Permit where such suspension or cancellation could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.06(a) of the Parent Disclosure Schedule, since December 31, 1995, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b) Parent and each Parent Subsidiary, as appropriate, is an approved participating provider in and under all third party payment programs from which it receives revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of Parent or any Parent Subsidiary as a provider in any such program, and neither Parent nor any Parent Subsidiary has been provided notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with Parent or such Parent Subsidiary as a provider, which action, investigation or proceeding would have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c) Parent and each Parent Subsidiary have filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues, except where the failure to file such claim, report or other filing would not have, individually or in the aggregate, a Parent Material Adverse Effect. Except as indicated in its financial statements included in the Parent Reports, Parent or each Parent Subsidiary, as applicable, has paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings, and neither Parent nor any Parent Subsidiary has any knowledge or notice of any material changes required to made to any cost reports, claims, or filings made by it for any period or of any deficiency in such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have a Parent Material Adverse Effect.

          SECTION 5.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NYSE since December 31, 1994 through the date of this Agreement (collectively and as amended, the "PARENT REPORTS") and (B) with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities. Except as is provided in the Parent Reports or as disclosed in Section 5.07(a) of the Parent Disclosure Schedule, each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Except as disclosed in Section 5.07(a) of the Parent Disclosure Schedule, no Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entity.

          (b) Except as is provided in the Parent Reports or in Section 5.07(b) of the Parent Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

          (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and its Subsidiaries as reported in the Parent Reports, including the notes thereto, or as disclosed in Section 5.07(c) of the Parent Disclosure Schedule, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          SECTION 5.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since
December 31, 1995, except as contemplated by or as disclosed in this Agreement, as set forth in Section 5.08 of the Parent Disclosure Schedule or as disclosed in any Parent Report filed since December 31, 1995, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and the Parent Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by Merger Sub, (iii) any material change by Parent in its accounting methods, principles or practices or (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities.

          SECTION 5.09. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "PARENT BENEFIT PLANS"), Parent has delivered or made available to the Company a true, complete and correct copy of (i) such Parent Benefit Plan and the most recent summary plan description related to such Parent Benefit Plan, if a summary plan description is required therefor,
(ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Parent Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Parent Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Parent Benefit Plan, if it is qualified under Section 401(a) of the Code.

          (b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement. With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c) Except as set forth in Section 5.09(c) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary, except where such dispute, strike or work stoppage could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          SECTION 5.10. CERTAIN TAX MATTERS. Except as disclosed in the Parent Reports, neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement including, without limitation, any Cash Election) that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. Parent is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

          SECTION 5.11. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in the Parent Reports or in Section 5.11 of the Parent Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole (each, a "PARENT MATERIAL CONTRACT"). Except as disclosed in the Parent Reports, neither Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Set forth in Section 5.11 of the Parent Disclosure
Schedule is a description of any material changes to the amount and terms of the indebtedness of Parent and its subsidiaries as described in the notes to the financial statements incorporated in the Parent 1995 10-K.

          SECTION 5.12. LITIGATION. Except as disclosed in the Parent Reports or in Section 5.12 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary before any Governmental Entity that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, except as disclosed to the Company, to the knowledge of Parent, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to the Company, Parent is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and the Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Except as disclosed in the Parent Reports, neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          SECTION 5.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Parent Reports or as could not reasonably be expected to have, individually or in the aggregate, a

Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of Parent or any Parent Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Parent nor any Parent Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Parent or any Parent Subsidiary in violation of any Environmental Law.

          SECTION 5.14. INTELLECTUAL PROPERTY. Except as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and the Parent Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of Parent and the Parent Subsidiaries as currently conducted, and Parent is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 5.14 of the Parent Disclosure Schedule lists all material licenses, sublicenses and other agreements to which Parent or any Parent Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of Parent or any Parent Subsidiary and (ii) Parent or any Parent Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and software licenses) of a third party, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. Except as set forth in Section 5.14 of the Parent Disclosure Schedule, the conduct of the respective businesses of Parent and the Parent Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, there are no infringements of any proprietary rights owned by or licensed by or to Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          SECTION 5.15. TAXES. Except as set forth in Section 5.15 of the Parent Disclosure Schedule and except for such matters that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent, Merger Sub and each other Parent Subsidiary has timely filed or shall timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent, Merger Sub and the other Parent Subsidiaries,
(ii) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been or will be paid, (iii) as of the date hereof, no deficiency for any amount of

Tax has been asserted or assessed by a taxing authority against Parent, Merger Sub or any other Parent Subsidiary and (iv) Parent, Merger Sub and each other Parent Subsidiary has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

          SECTION 5.16. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

          SECTION 5.17. CERTAIN BUSINESS PRACTICES. None of Parent, any Parent Subsidiary or any directors, officers, agents or employees of Parent or any Parent Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

                                   ARTICLE VI

                                    COVENANTS

          SECTION 6.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Parent shall otherwise agree in writing, (x) the respective businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 6.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

             (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

             (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary except for (A) issues of Company Common Stock pursuant to options, warrants and convertible Company Capital Stock outstanding on the date hereof and disclosed as such pursuant to
     Section 4.03 and (B) employee stock option grants to non-officers and directors of the Company; PROVIDED, HOWEVER, that (x) such grants are at fair market value and at a level consistent with past practice, (y) Parent has received notice of the Company's intention to grant such options and has consented thereto in writing (which consent shall not be unreasonably withheld) and (z) the aggregate amount of such granted options does not exceed 10,000 shares of

     Company Common Stock, or (ii) any property or assets of the Company or any Company Subsidiary;

             (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole; (iv) enter into any contract or agreement relating to the provision or receipt of pharmacy products or services, therapy or supplies that is not cancelable without penalty upon not more than 60 days' notice; (v) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for calendar year 1997 and disclosed to Parent and that are not, in the aggregate, in excess of $100,000 for the Company and the Company Subsidiaries taken as a whole; or (vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

             (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to the Company or any other Company Subsidiary;

             (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

             (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

             (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary, or propose to do any of the foregoing, except for the mandatory redemption of any Series A Preferred Stock outstanding on the date hereof;

             (h) increase the compensation payable or to become payable to, or pay or enter into any agreement or understanding to pay any bonus to, its directors, officers, consultants or employees (other than increases in compensation for non-officer employees that are in the ordinary course of business consistent with past practice and the payment of bonuses to non-officer employees that are in the ordinary course of business consistent with past practice and pursuant to objective written criteria established by the board of directors of the Company PROVIDED that Parent has received notice of the Company's intention to implement such increase and has consented thereto in writing (which consent shall not be unreasonably withheld)), or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between the Company or any Company Subsidiary and any of the Company's directors, officers, consultants or employees;

             (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the consolidated balance sheet of the Company and the consolidated the Company Subsidiaries dated as of June 30, 1996 included in the Company 1996 10-K and only to the extent of such reserves;

             (j) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by U.S. GAAP;

             (k) make any tax election or settle or compromise any material Federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of the Company and the consolidated the Company

     Subsidiaries dated as of June 30, 1996 included in the Company 1996 10-K and only to the extent of such reserves;

             (l) enter into or amend any contract, agreement, commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, other than any such transactions or payments pursuant to the agreements set forth on Section 6.01(m) of the Company Disclosure Schedule any affiliate of the Company or of Principal Stockholder; or

             (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

          SECTION 6.02. CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING. Parent agrees that, between the date of this Agreement and the Effective Time, except (i) as set forth in Section 6.02 of the Parent Disclosure Schedule,
(ii) for any actions taken by Parent relating to any other acquisitions or business combinations (including, without limitation, the RCA Merger) or
(iii) as expressly contemplated by any other provision of this Agreement, unless the Company shall otherwise agree in writing, (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except (i) as set forth in
Section 6.02 of the Parent Disclosure Schedule, (ii) for any actions taken by Parent relating to any other acquisitions or business combinations (including, without limitation, the RCA Merger) or (iii) as expressly contemplated by any other provision of this Agreement, neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

             (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

             (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

             (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

             (e) sell, transfer, license, sublicense or otherwise dispose of any material assets; or

             (f) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

          SECTION 6.03. NOTICES OF CERTAIN EVENTS. Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger;
(iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent, the Company, the Parent Subsidiaries or the Company Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract or Parent Material Contract; and (v) any change that could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect or to delay or impede the ability of either the Company or Parent to perform its obligations pursuant to this Agreement and to effect the consummation of the Merger.

          SECTION 6.04. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause the Parent Subsidiaries and the Company Subsidiaries, respectively,
to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made in this Agreement.

          (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements with respect to the information disclosed pursuant to this Section 6.04.

          SECTION 6.05. NO SOLICITATION OF TRANSACTIONS. The Company shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by
it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any Company Subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Company Subsidiary, to take any such action; PROVIDED, HOWEVER, that nothing contained in this Section 6.05 shall prohibit the board of directors of the Company from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.05 or (ii) with regard to such an offer, after receiving the advice of outside counsel to the effect that the board of directors of the Company is required to do so in order to discharge properly its fiduciary duties, considering, negotiating and approving and recommending to the shareholders of the Company an unsolicited bona fide written acquisition proposal which (A) was not received in violation of this Section 6.06, (B) if executed or consummated would be a Competing Transaction, (C) is not subject to financing and (D) the board of directors of the Company determines in good faith, after receipt of an opinion of its financial advisor to such effect, would result in a transaction more favorable to the Company's stockholders, than the transaction contemplated by this Agreement (any such acquisition proposal, a "SUPERIOR PROPOSAL"). The Company shall notify Parent promptly, and in no event later than one day after receipt, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall use its best efforts to ensure that its officers, directors, employees, subsidiaries, agents and advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) are aware of the restrictions described in this Section 6.05.

          SECTION 6.06.  LETTERS OF ACCOUNTANTS.   At the written request of
Parent, each of the Company and Parent shall use all reasonable efforts to cause to be delivered to the other "comfort" letters of each of Coopers & Lybrand L.L.P., BDO Seidman LLP and Pender Newkirk & Company, and Arthur Andersen LLP, respectively, each such letter dated and delivered as of the date the Registration Statement shall have become effective and as of the Effective Time, and addressed to Parent and the Company, respectively, in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as the Merger contemplated hereby.

          SECTION 6.07. SUBSEQUENT FINANCIAL STATEMENTS. Prior to the Effective Time, each of the Company and Parent (i) shall consult with the other prior to making publicly available its financial results for any period and
(ii) shall consult with the other prior to the filing of, and shall timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such party under the Exchange Act and shall promptly deliver to the other copies of each such report filed with the SEC.

          SECTION 6.08. CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

          SECTION 6.09. FURTHER ACTION; CONSENTS; FILINGS. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger,
(ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Merger Sub, the Company or the Surviving Corporation or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NYSE, (B) the Securities Act, the

Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

          (b) Each of the parties hereto shall promptly give (or cause their respective subsidiaries to give) any notices regarding the Merger, this Agreement or the transactions contemplated hereby or thereby to third parties required under applicable Law or by any contract, license, lease or other agreement to which it or any of its subsidiaries is bound, and use, and cause its subsidiaries to use, all reasonable efforts to obtain any third party consents required under any such contract, license, lease or other agreement in connection with the consummation of the Merger or the other transactions contemplated by this Agreement.



                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

          SECTION 7.01. REGISTRATION STATEMENT; PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall jointly prepare, and the Company and Parent shall file with the SEC, a document or documents that will constitute (i) if Parent Common Stock is to be issued in the Merger, the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the Parent Common Stock to be issued to the Company's stockholders pursuant to the Merger and (ii) the proxy statement or information statement with respect to the Merger relating to the special meeting of, or the taking of action by written consent by, the Company's stockholders (in either case, the "COMPANY STOCKHOLDERS' MEETING") and, if required, Parent's Stockholders (the "PARENT STOCKHOLDERS' MEETING"), to be held to consider approval of this Agreement and the Merger contemplated hereby (together with any amendments thereto, the "PROXY STATEMENT"). Copies of the Proxy Statement shall be provided to the NYSE in accordance with its rules. If applicable, each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement, if applicable, and Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, if applicable, the Proxy Statement shall be mailed to the stockholders of the Company and, if required, of Parent. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NYSE, (iv) the General Corporation Law and (v) the Delaware General Corporation Law.

          (b) The Proxy Statement shall include (i) the approval of the Merger and, if the Company solicits proxies from the Company's stockholders, the recommendation of the board of directors of the Company to the Company's stockholders that they vote in favor of approval of this Agreement and the Merger contemplated hereby, and, if required, (ii) the approval of the Merger and recommendation of the board of directors of Parent to Parent's stockholders that they vote in favor of approval of this Agreement and the Merger contemplated hereby.

          (c) No amendment or supplement to the Proxy Statement, if applicable, or the Registration Statement shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed. If applicable, each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (d) None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement, if applicable, or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent in connection with the Parent Stockholders' Meeting, if any, and to stockholders of the Company in connection with the Company Stockholders' Meeting, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting, if any, and at the Effective Time and
(B) if applicable, in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement, if applicable, or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the NYSE, the General Corporation Law, the Securities Act and the Exchange Act.

          (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement, if applicable, or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent in connection with the Parent Stockholders' meeting, if any, and to stockholders of the Company in connection with the Company Stockholders' Meeting, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting, if any, and at the Effective Time and (B) if applicable, in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the NYSE, the General Corporation Law, the General Corporation Law, the Securities Act and the Exchange Act.

          SECTION 7.02. STOCKHOLDERS' MEETINGS. The Company shall call and hold the Company Stockholders' Meeting and, if applicable, Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement, and the Company and Parent shall use all reasonable efforts to hold the Company Stockholders' Meeting and the Parent Stockholders' Meeting, if any, on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. If applicable, the Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the General Corporation Law or applicable stock exchange requirements to obtain such approval. If applicable, Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the General Corporation Law or applicable stock exchange requirements to obtain such approval, if required. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's articles or certificate of incorporation, as the case may be, and bylaws to effect the Merger.

          SECTION 7.03. RULE 145 AFFILIATES. If Parent has not previously made a Cash Election, not fewer than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of each person who was, in the Company's reasonable judgment, at the record date for the Company Stockholders' Meeting, a Rule 145 Affiliate of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate agreement in the form attached hereto as EXHIBIT 7.03 (each, a "COMPANY AFFILIATE AGREEMENT"), executed by each of the Pooling Affiliates of the Company identified in the above-referenced list. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Company Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any Rule 145 Affiliate of the Company or
(ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an "affiliate" within the meaning of rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Company Affiliate Agreement, regardless of whether such person has executed Company Affiliate Agreement and regardless of whether such person's name and address appear on Section 4.18 of the Company Disclosure Schedule.

          SECTION 7.04. DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) The articles of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification that are set forth, as of the date of this Agreement, in the articles of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

          (b) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Colorado law and its charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties.

          SECTION 7.05. NO SHELF REGISTRATION. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of the Company or Parent within the meaning of rule 145 promulgated under the Securities Act.

          SECTION 7.06. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NYSE, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

          SECTION 7.07. STOCK EXCHANGE LISTING. If Parent has not previously made a Cash Election, each of the parties hereto shall use all reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Parent Common Stock into which the shares of Company Capital Stock will be converted pursuant to Article III and the shares of Parent Common Stock which will be issuable upon exercise of Company Stock Options pursuant to Section 3.05.

          SECTION 7.08. BLUE SKY. If Parent has previously made a Cash Election, each of the parties hereto shall use all reasonable efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

          SECTION 7.09. COMPANY STOCK OPTIONS. (a) At the Effective Time, Parent shall assume, by virtue of this Agreement and without any further action on the part of the Company, all of the Company's obligations with respect to each outstanding Company Stock Option, whether vested or unvested. Unless otherwise elected by Parent prior to the Effective Time, Parent shall make such assumption in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of
Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Company Stock Option, would be such a corporation were Section 424 of the Code applicable to such Company Stock Option; and, if not so otherwise elected, after the Effective Time, all references to the Company in the Company Stock Plans and the applicable Company Stock Option agreements shall be deemed to refer to Parent, which shall have assumed the Company Stock Plans as of the Effective Time by virtue of this Agreement and without any further action on the part of the Company or Parent. Each Company Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Plan and the applicable Company Stock Option as in effect immediately prior to the Effective Time, except as otherwise provided in Section 3.05. Parent shall use all reasonable efforts to ensure that Company Stock Options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time.

          (b) With respect to the Company Stock Plans, Parent shall take all corporate action necessary or appropriate to, as soon as practicable after the Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such plan to the extent such registration statement is required under applicable law in order for such shares of Parent Common Stock to be sold without restriction, and Parent shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options under such plans remain outstanding.



                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

          SECTION 8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER. The obligations of the parties hereto to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

             (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

             (b) this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of each of the Company and, if applicable, Parent in accordance with the General Corporation Law and the Delaware General Corporation Law, respectively;

             (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

             (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

             (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a change in or have an effect on the business of the Company or Parent that is materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole; and

             (f) the shares of Parent Common Stock into which the shares of Company Capital Stock will be converted pursuant to Article III and the shares of Parent Common Stock issuable upon the exercise of Company Stock Options pursuant to Section 3.06 shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

             (a) each of the representations and warranties of Parent contained in this Agreement that is qualified by materiality shall be true, complete and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to such effect; and

             (b) Parent shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to that effect.

          SECTION 8.03. CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

             (a) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true, complete and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to such effect;

             (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to that effect;

             (c) there shall not be pending or threatened any action, proceeding, claim or counterclaim which seeks to or would, or any order, decree or injunction (whether preliminary, final or appealable) which would, require Parent to hold separate or dispose of any of the stock or assets of the Company or the Company Subsidiaries or imposes material limitations on the ability of Parent to control in any material respect the business, assets or operations of either Parent or the Company; and

             (d) Parent shall have obtained any necessary consent or waiver of NationsBank of Texas, N.A. to consummation of the Merger on terms and conditions satisfactory to Parent.



                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 9.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

             (a) by mutual written consent duly authorized by the boards of directors of each of Parent and the Company;

             (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before September 30, 1997; PROVIDED, HOWEVER, that in the event that the Effective Time has not occurred by such time solely due to the failure to satisfy the condition specified in Section 8.01(d) or 8.01(e), then such date may be extended, at the option of Parent, until December 31, 1997; PROVIDED, FURTHER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

             (c) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

             (d) by the Company, if a Parent Stockholders' Meeting is to beheld and the board of directors of Parent withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to the Company or its stockholders or shall have resolved to do so;

             (e) by Parent, if (i) the board of directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, (ii) the board of directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of the Company shall have been commenced and the board of directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

             (f) (i) by Parent or the Company, if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof and (ii) by Parent, if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof, if any such vote is required;

             (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within 30 days and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this
     Section 9.01(g); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

             (h) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 30 days and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(h); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01; or

          (i) by Parent, if (x) (A) any Governmental Order, writ, injunction or decree determining the Stockholders Stock Option and Proxy Agreement invalid or unenforceable shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable and
     (B) the Company, any of the Company Subsidiaries or the Principal Stockholder, or any of any of their officers, directors, employees, agents or other representatives, instigates or otherwise voluntarily assists, supports or cooperates with any other party instigating or pursuing such a legal determination or (y) the Principal Stockholder shall be in material breach of the Stockholders Stock Option and Proxy Agreement.

          SECTION 9.02.  EFFECT OF TERMINATION.  Except as provided in
Section 9.05, in the event of termination of this Agreement pursuant to
Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in Section 9.05(b), (c), (d) and (e); PROVIDED, HOWEVER, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

          SECTION 9.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the approval of this Agreement by the stockholders of the Company or, if required, Parent, as the case may be, no amendment may be made, except such amendments that have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the General Corporation Law or the Delaware General Corporation Law, as applicable. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 9.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 9.05.  EXPENSES.  (a)  Except as set forth in this
Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and the Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under the HSR Act.

          (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d); or (ii) (A) Parent shall terminate this Agreement pursuant to Section 9.01(e), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction with respect to the Company and (C) within 18 months thereafter, the Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated; then, in the case of clause (i) of this Section 9.05(b), promptly after such termination, or, in the case of clause (ii) of this Section 9.05(b), promptly after the execution and delivery of such agreement or such consummation, the Company shall pay to Parent an amount equal to $1,500,000 plus all of Parent's Expenses, as evidenced by reasonable documentation, in an amount not greater than $300,000.

          (c) Any payment required to be made pursuant to Section 9.05(b) shall be made to Parent not later than the date of the entry into an agreement referred to therein and two business days after delivery to the Company of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Parent in the notice of demand for payment delivered pursuant to this Section 9.05(c).

          (d) In the event that the Merger shall not be consummated solely due to the failure by Parent to satisfy or waive Section 8.03(d), then Parent shall pay to the Company within two business days after termination of the Merger Agreement an amount equal to all of the Company's Expenses, as evidenced by reasonable documentation, and in amount no greater than $150,000, by wire transfer of immediately available funds to an account designated by the Company.



                                    ARTICLE X

                               GENERAL PROVISIONS

          SECTION 10.01. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 9.01, as the case may be. Each party agrees that, except for the representations and warranties contained in this Agreement and the Parent Disclosure Schedule and the Company Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Merger contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

          SECTION 10.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses set forth on the signature pages to this Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02).

          SECTION 10.03. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

          SECTION 10.04. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that Parent may assign its rights, interests and obligations hereunder to any successor or parent entity of Parent whose shares are registered under
Section 12 of the Exchange Act (or will be so registered at the Effective Time); PROVIDED, FURTHER, that in the event that the RCA Merger is consummated at or prior to the Effective Time, then Parent shall have the right to contribute all of the capital stock of Merger Sub to RCA. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than
Section 7.06, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

          SECTION 10.05. INCORPORATION OF EXHIBITS. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

          SECTION 10.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF NEVADA. PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT. PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

          SECTION 10.07. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

          SECTION 10.08. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.09. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 10.10. ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        SUN HEALTHCARE GROUP, INC.


                                        By:  /s/ Andrew L. Turner
                                             ----------------------------
                                             Name:  Andrew L. Turner
                                             Title:

                                        101 Sun Lane, NE
                                        Albuquerque, New Mexico  87109
                                        Telephone:  (505) 821-3355
                                        Telecopy:  (505) 856-0747
                                        Attention:  Robert F. Murphy

                                        with a copy to:

                                        Shearman & Sterling
                                        555 California Street
                                        San Francisco, California  94104-1522
                                        Telephone:  (415) 616-1100
                                        Telecopy:  (415) 616-1199
                                        Attention:  Michael J. Kennedy


                                        NECTARINE ACQUISITION CORPORATION


                                        By:  /s/ Andrew L. Turner
                                             ----------------------------
                                             Name:  Andrew L. Turner
                                             Title:

                                        c/o SUN HEALTHCARE GROUP, INC.
                                        101 Sun Lane, NE
                                        Albuquerque, New Mexico  87109
                                        Telephone:  (505) 821-3355
                                        Telecopy:  (505) 856-0747
                                        Attention:  Robert F. Murphy

                                        CONTOUR MEDICAL, INC.


                                        By:  /s/ Chris Brogdon
                                             ----------------------------
                                             Name:  Chris Brogdon
                                             Title: Chairman

                                        3340-D Scherer Drive
                                        St. Petersburg, Florida  33716
                                        Telephone:  (813) 572-0089
                                        Telecopy:  (813) 573-5505
                                        Attention:  Donald F. Fox

                                        with a copy to:

                                        Rogers & Hardin
                                        2700 Cain Tower
                                        Peachtree Center
                                        229 Peachtree Street, N.E.
                                        Atlanta, Georgia 30303
                                        Telephone:  (404) 522-5700
                                        Telecopy:  (404) 525-2224
                                        Attention:  Steven E. Fox

                                    EXHIBITS


Exhibit 1.00(a)     Form of Stockholder Stock Option and Proxy Agreement
Exhibit 7.03        Form of Company Affiliate Agreement


                                        v